Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-127493) on Form S-8 pertaining to the Cubic Corporation Employees’ Profit Sharing Plan, of our report dated June 22, 2005, with respect to the financial statements and schedule of the Cubic Corporation Employees’ Profit Sharing Plan, included in this annual report on Form 11-K for the year ended September 30, 2004.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

September 1, 2005